UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2023

PROJECT ENERGY REIMAGINED ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40972	98-1582574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Camino Real, Suite 200 Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

(260) 515-9113

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	PEGRU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	PEGR	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	PEGRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on July 25, 2023, Project Energy Reimagined Acquisition Corp. (the “Company”) entered into one or more agreements (the “Non-Redemption Agreements”) with one or more unaffiliated third parties in exchange for them each agreeing not to redeem an aggregate of 760,000 Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”) in connection with certain proposals considered and voted upon at the Extraordinary General Meeting (as defined and described below), in exchange for the Company agreeing to issue or cause to be issued to each such investor 138,000 Class A Ordinary Shares (“Post-Combination Shares”) at the time of the Company’s initial business combination. The Company has since entered into additional Non-Redemption Agreements with unaffiliated third parties on the same or similar terms reflecting the above ratio of non-redeemed Class A Ordinary Shares to Post-Combination Shares. Pursuant to all such Non-Redemption Agreements, the Company has agreed to issue or cause to be issued to such investors an aggregate of 1,645,596 Post-Combination Shares.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2023 and incorporated herein by reference.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01 to the extent required herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 1, 2023, the Company held an extraordinary general meeting in lieu of the 2023 annual general meeting of shareholders of the Company (the “Extraordinary General Meeting”). On June 29, 2023, the record date for the Extraordinary General Meeting (the “Record Date”), there were 26,377,660 Class A Ordinary Shares and 6,594,415 Class B ordinary shares, par value $0.0001 per share, of the Company (“Class B Ordinary Shares”, and collectively with the Class A Ordinary Shares, “Ordinary Shares”) issued and outstanding. At the Extraordinary General Meeting, 22,957,911 Ordinary Shares, representing approximately 69.628% of the issued and outstanding Ordinary Shares as of the Record Date, were present in person (including by virtual attendance) or by proxy.

At the Extraordinary General Meeting, the Company’s shareholders approved the following items:

(i)	a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Articles”), by way of special resolution, in the form set forth as the first resolution in Annex A to the Proxy Statement (as defined below), to extend the date by which the Company must consummate an initial business combination from August 2, 2023 (the “Current Termination Date”) to May 2, 2024, or such earlier date as determined by the Company’s board of directors (the “Board”), for a total extension of up to nine months after the Current Termination Date (collectively, the “Extension”, and such proposal, the “Extension Amendment Proposal”);

(ii)	a proposal to amend the Articles, by way of special resolution, in the form set forth as the second resolution in Annex A to the Proxy Statement, to eliminate (a) the limitation that the Company shall not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions and (b) the limitation that the Company shall not consummate an initial business combination unless the Company has net tangible assets of at least $5,000,001 upon consummation of such business combination (the “Redemption Limitation Amendment Proposal”);

(iii)	a proposal to amend the Articles, by way of special resolution, in the form set forth as the third resolution in Annex A to the Proxy Statement, to provide for the right of holders of Class B Ordinary Shares to convert such Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis at any time and from time to time at the option of the holder (the “Founder Share Amendment Proposal”, and collectively with the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the “Articles Amendment Proposals”);

(iv)	a proposal to amend the Investment Management Trust Agreement, dated as of October 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, in the form set forth as Annex B to the Proxy Statement (the “Trust Amendment”), to provide for the Extension (the “Trust Amendment Proposal”);

(v)	a proposal to re-appoint, by way of ordinary resolution by the holders of Class B Ordinary Shares, Michael Browning to the Board to serve until the third annual general meeting of shareholders following the Extraordinary General Meeting or until his successor is elected and qualified (the “Director Appointment Proposal”); and

(vi)	a proposal to ratify, by way of ordinary resolution, the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”).

The final proposal, set forth as the “Adjournment Proposal” in the definitive proxy statement related to the Extraordinary General Meeting filed by the Company with the SEC on July 11, 2023 (the “Proxy Statement”), was not presented to the Company’s shareholders.

Approval of each of the Extension Amendment Proposal, the Redemption Limitation Amendment Proposal and the Founder Share Amendment Proposal required a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the Ordinary Shares entitled to vote thereon and voted in person (including by virtual attendance) or by proxy at the Extraordinary General Meeting; approval of the Trust Amendment Proposal required the affirmative vote of at least sixty-five percent (65%) of all then outstanding Ordinary Shares entitled to vote thereon at the Extraordinary General Meeting; approval of the re-appointment of the director named in the Director Appointment Proposal required an ordinary resolution under Cayman Islands law of the holders of Class B Ordinary Shares, being the affirmative vote of at least a majority of the Class B Ordinary Shares entitled to vote thereon and voted in person (including by virtual attendance) or by proxy at the Extraordinary General Meeting; and approval of the Auditor Ratification Proposal required an ordinary resolution under Cayman Islands law, being the affirmative vote of at least a majority of the Ordinary Shares entitled to vote thereon and voted in person (including by virtual attendance) or by proxy at the Extraordinary General Meeting. Each of the Articles Amendment Proposals and the Trust Amendment Proposal was cross-conditioned on the approval of each other.

Set forth below are the final voting results for each of the proposals presented at the Extraordinary General Meeting:

Extension Amendment Proposal

The Extension Amendment Proposal was approved. The voting results of the Ordinary Shares were as follows:

For	Against	Abstain	Broker Non-Votes
22,956,161	1,750	0	0

Redemption Limitation Amendment Proposal

The Redemption Limitation Amendment Proposal was approved. The voting results of the Ordinary Shares were as follows:

For	Against	Abstain	Broker Non-Votes
22,956,161	1,750	0	0

Founder Share Amendment Proposal

The Founder Share Amendment Proposal was approved. The voting results of the Ordinary Shares were as follows:

For	Against	Abstain	Broker Non-Votes
22,956,161	1,750	0	0

Trust Amendment Proposal

The Trust Amendment Proposal was approved. The voting results of the Ordinary Shares were as follows:

For	Against	Abstain	Broker Non-Votes
22,956,161	1,750	0	0

Director Appointment Proposal

The Director Appointment Proposal was approved, and Mr. Browning was re-appointed to the Board. The voting results of the Class B Ordinary Shares were as follows:

For	Against	Abstain	Broker Non-Votes
5,472,698	0	0	0

Auditor Ratification Proposal

The Auditor Ratification Proposal was approved. The voting results of the Ordinary Shares were as follows:

For	Against	Abstain	Broker Non-Votes
22,956,911	1,000	0	0

Effective upon the approval of the Articles Amendment Proposals and the Trust Amendment Proposal, on August 1, 2023, (i) the Articles were amended pursuant to the resolutions set forth as Annex A to the Proxy Statement and (ii) the Company entered into the Trust Amendment with Continental Stock Transfer & Trust Company, as trustee. Copies of such amendments to the Articles and the Trust Amendment are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 10.2, respectively, and in each case incorporated herein by reference.

Item 8.01. Other Events.

On August 1, 2023, in connection with and following the approval of the Articles Amendment Proposals and the Trust Amendment Proposal, (i) holders of 6,594,414 Class B Ordinary Shares voluntarily elected to convert such Class B Ordinary Shares to Class A Ordinary Shares, on a one-for-one basis, in accordance with the Articles as amended pursuant to the Articles Amendment Proposals (collectively, the “Class B Conversion”), and (ii) the Company’s public shareholders elected to redeem 15,498,302 Class A Ordinary Shares at a redemption price of approximately $10.41 per share, for an aggregate redemption amount of approximately $161.3 million (the “Redemption”). After the satisfaction of the Redemption, the balance in the trust account will be approximately $113.2 million.

Upon completion of the Class B Conversion followed by the Redemption, 17,473,772 Class A Ordinary Shares and one (1) Class B Ordinary Share will remain issued and outstanding.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the completion of the Class B Conversion and the Redemption. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Proxy Statement, the Company’s most recent Annual Report on Form 10-K and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of the Company, effective as of August 1, 2023
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by the Company on July 26, 2023)
10.2	Amendment to Investment Management Trust Agreement, dated August 1, 2023, between the Company and Continental Stock Transfer & Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROJECT ENERGY REIMAGINED ACQUISITION CORP.

By:	/s/ Srinath Narayanan
	Name:	Srinath Narayanan
	Title:	Chief Executive Officer

Date: August 4, 2023